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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                               NOVEMBER 13, 1998
                                 Date of Report

                              (NOVEMBER 10, 1998)
                       (Date of earliest event reported)

                                 HBO & COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

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
                0-9900                                 37-0986839
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       (Commission File Number)               (Employer Identification No.)

      301 PERIMETER CENTER NORTH
              ATLANTA, GA                                 30346
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    (Address of principal executive                    (Zip Code)
               offices)
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                                 (770) 393-6000
               Registrant's telephone number, including area code

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ITEM 5: OTHER EVENTS

    On November 10, 1998, the Board of Directors of HBO & Company (the "Company" or "HBOC") declared a quarterly cash dividend of $.02 per share payable on January 21, 1999 to stockholders of record on December 31, 1998.

    On November 13, 1998 the Company announced that Jay P. Gilbertson, HBOC president, co-chief operating officer and chief financial officer will be leaving HBOC to pursue other opportunities. "Jay has contributed in a significant way toward building the company into what it is today and we wish him well in his endeavors," stated Charles W. McCall, HBOC chairman, president, and chief executive officer. "Al Bergonzi, HBOC president, will become chief operating officer and in addition to his current responsibilities will assume all responsibilities currently held by Jay."

    The unaudited combined operations for the thirty days subsequent to the October 1, 1998, pooling acquisition of US Servis, Inc., are as follows: revenue and net loss for the period was $80.1 million and ($4.0) million, respectively; revenue and net loss for the same period in 1997 was $66.2 million and ($4.9) million, respectively.
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                HBO & COMPANY
                                (Registrant)
Date: November 13, 1998

                                /s/ ALBERT J. BERGONZI
                                ---------------------------------------------
                                Albert J. Bergonzi
                                PRESIDENT AND CO-CHIEF OPERATING OFFICER
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